FOR IMMEDIATE RELEASE	Contact:	Investor Relations
Kate Messmer
ICR, LLC
678-421-3800

PRIMEDIA TO REPORT THIRD QUARTER 2008 RESULTS

Atlanta, GA, October 28, 2008 – PRIMEDIA Inc. (NYSE: PRM), a leading provider of advertising-supported consumer guides for the apartment and new home industries, today announced that the Company will release its third quarter 2008 results before the market open on Thursday, November 6, 2008, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the investor relations section.

Via Phone

To participate in the call, please dial (888) 663-2241 if you are in the U.S., or (913) 312-1478 if you are outside the U.S. The conference ID is 6047088. You should dial in at least five minutes prior to the start of the call.

A recorded version will be available after the conference call at (888) 203-1112 in the U.S., or (719) 457-0820, if you are outside the U.S. The replay ID is 6047088. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, November 13, 2008.

Via Internet

The live and replay versions of the conference call will be available at www.primedia.com (you will not be able to ask questions via Internet).

About PRIMEDIA Inc.

PRIMEDIA Inc., through its Consumer Source Inc. operation, is a leading provider of advertising-supported consumer guides for the apartment and new home industries. Consumer Source publishes and distributes more than 38 million guides – such as Apartment Guide and New Home Guide – to approximately 60,000 U.S. locations each year through its proprietary distribution network, DistribuTech. The Company also distributes category-specific content on its leading websites, including ApartmentGuide.com, NewHomeGuide.com and Rentals.com, a comprehensive single unit real estate rental site. For more information, visit www.primedia.com.

All names are trademarks and/or registered trademarks of PRIMEDIA Inc. © PRIMEDIA Inc. 2008. All rights reserved.

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